Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268708 on Form F-3 of our reports dated April 29, 2026, relating to the consolidated financial statements of Euroseas Ltd. and the effectiveness of Euroseas Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

April 29, 2026